POWER OF ATTORNEY

				TO SIGN FORMS 144, 3, 4 AND 5





	The undersigned director/officer of Anixter International Inc.
hereby
authorizes
  John Dul, Bob Grubbs, or Dennis Letham to sign on behalf of the undersigned any
  Forms 144, 3, 4 and 5 that are
required to be
filed from time to time with the Securities
  and
Exchange Commission.
Such forms shall be completed from the information

  furnished by me to
the Company and the information in the Company's records.
  This
authority shall continue in effect until revoked.








Dated this 16th day of February, 2005.


  Signed:   	Lord James Blyth


  Printed Name: Lord James Blyth